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                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), entered into this 27th day of September, 1996, by and between AB PLASTICS CORPORATION, a California corporation having offices at 15730 South Figueroa Street, Gardena, California 90247 (the "Company), and STEPHEN ADAMS, an individual residing at 3735 Gaviota Avenue, Long Beach, California 90907 (the "Employee");

                              W I T N E S S E T H :

         WHEREAS, the Employee has heretofore and to the date hereof been a substantial stockholder and principal officer of the Company, and as such has substantial and valuable knowledge and experience relating to the business of the Company; and

         WHEREAS, on the date hereof, pursuant to that certain Stock Purchase Agreement dated as of July 11, 1996 by and among AB Plastics Holding Corporation (the "Buyer"), the Employee and the other parties thereto (the "Purchase Agreement"), the Buyer is acquiring all of the issued and outstanding capital stock of the Company and the business of the Company as a going concern; and

         WHEREAS, to promote the ongoing business of the Company (particularly relating to the continued operation of the Company under the ownership of the Buyer), the Company desires to assure itself of the ongoing right to the Employee's services from and after the date hereof, on the terms and conditions of this Agreement; and

         WHEREAS, the Employee is willing and able to render his services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. Nature of Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company shall, throughout the term of this Agreement, retain the Employee, and the Employee shall render services to the Company, in the capacity and with the title of Vice President-Technology of the Company, with primary responsibility for the day-to-day supervision of the technical aspects of the Company's business. The Employee shall (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder, (ii)


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observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board of Directors of the Company (the "Board"), including but not limited to the standard policies and procedures of the Company as in effect from time to time, and (iii) do such traveling as may reasonably be required in connection with the performance of his duties and responsibilities; provided, however, that the Employee shall not, without his prior written consent, be assigned to duties which would reasonably require his to relocate her permanent residence from that first set forth above. The Employee shall not, without the express prior written approval of the Board in each instance, directly or indirectly accept employment or compensation from, or perform services of any nature for, any person, firm, corporation or business enterprise other than the Company.

            (b) For so long as the Employee is in the full-time employ of the Company hereunder, the Employee shall have the right, at his discretion, to serve on the Board, provided that the Employee shall not be entitled to any additional compensation by reason of any such service.

            (c) The Employee shall report directly to an Executive Committee of the Board comprised of Michael A. Gibbs and Geoffrey J. F. Gorman, provided that if either of Messrs. Gibbs or Gorman is not serving on the Board at the time in question, then his replacement shall be as determined by a majority of the members of the Board.

         2. Term of Agreement.

            (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement shall commence on the date hereof and shall continue through June 30, 1999.

            (b) This Agreement may be terminated:

                (i) upon mutual written agreement of the Company and the Employee;

                (ii) at the option of the Employee, upon fourteen (14) days' prior written notice to the Company, in the event that the Company shall have failed to make any payment to the Employee required to be made under the terms of this Agreement within ten (10) days after written notice of non-payment is given to the Company, or shall fail to perform any other material covenant or agreement to be performed by it hereunder or shall take any action prohibited by this Agreement and shall fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;


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                (iii) at the option of the Company, upon written notice to the
Employee, "for cause" (as such term is hereinafter defined);

                (iv) at the option of the Company in the event of the "permanent disability" (as such term is hereinafter defined) of the Employee; or

                (v) upon the death of the Employee.

            (c) As used herein, the term "for cause" shall mean and be limited to: (i) any material breach of this Agreement by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Board to the Employee; (ii) gross neglect by the Employee of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder;
(iv) the Employee being under the influence of alcohol or drugs during business hours, or being habitually drunk or addicted to drugs; (v) the commission by the Employee of any crime of moral turpitude; (vi) material breach by the Employee of any of his obligations under that certain Non-Competition and Non-Disclosure Agreement of even date herewith by and among the Buyer, the Company, the Employee and Robin Adams Tompkins (the "Non-Competition Agreement"), which breach is not fully cured within thirty (30) days after written notice of same from the Board to the Employee; or (vii) habitual breach by the Employee of any of the material provisions of this Agreement or the Non-Competition Agreement (regardless of any prior cure thereof).

            (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that has prevented and/or will prevent the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of six
(6) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

            (e) Upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive, on the effective date of termination, any and all unpaid Base Salary (as hereinafter defined) appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. Such rights and obligations are in addition and without prejudice to any other rights and remedies which the parties

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may have at the time of termination, subject to any applicable requirements for each party to mitigate damages in any instance.

         3. Compensation and Benefits.

            (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee compensation at the rate of One Hundred Thousand ($100,000) Dollars per annum (the "Base Salary"). Such Base Salary shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time, and shall be subject to payroll deductions and other withholdings as and to the extent required by law from time to time.

            (b) Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his employment hereunder, such further benefits and perquisites as are generally provided by the Company to its management employees, including but not limited to eligibility for participation in any group life, health, dental or accident insurance, pension plan, profit-sharing plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

            (c) Expenses. The Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes (unless such expense was specifically directed or authorized by the Chairman or the President of the Company), or for any expense item which has not previously been approved in accordance with the Company's standard policies and procedures in effect from time to time.

         4. Vacation.

            The Employee shall be entitled to take, from time to time, up to four (4) weeks of paid vacation per year. Such vacations shall be taken at such times as shall be mutually convenient to the Company and the Employee, and so as not to interfere unduly with the normal and orderly operation of the Company's business.

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         5. Non-Assignability.

            In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

         6. Notices.

            Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above (with copies in accordance with Section 16.2 of the Purchase Agreement), or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         7. General.

            (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

            (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

            (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

            (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of California.


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            (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

            (g) Any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration in accordance with
Section 12.3(b) of the Purchase Agreement.

            (h) Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

            (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

            (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                                     AB PLASTICS CORPORATION

                                                     By:/s/Michael A. Gibbs
                                                        ---------------------

                                                     /s/Stephen Adams
                                                     ------------------------
                                                     Stephen Adams


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         The undersigned, AB Plastics Holding Corporation (the "Parent"), being the parent corporation of AB Plastics Corporation (the "Company"), hereby agrees that it will (and will cause any transferee of such voting securities to agree to) vote all voting securities of the Company which the Parent owns from time to time in favor of the election of Stephen Adams to the Board of Directors of the Company as contemplated by paragraph 1(b) of the foregoing Agreement.


                                                 AB PLASTICS HOLDING CORPORATION


                                                 By:/s/Michael A. Gibbs
                                                    ---------------------


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